UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                     May 15, 2014

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33057 (Commission File Number)	76-0837053 (I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida (Address of principal executive offices)	33134 (Zip Code)

Registrant’s telephone number, including area code:	(305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s 2014 Annual Meeting of Stockholders held on May 15, 2014, Patrick J McEnany, Philip H. Coelho, Hubert E Huckel, Charles B. O’Keeffe and David S. Tierney were elected to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

At the 2014 Annual Meeting of Stockholders held on May 15, 2014, the Company’s stockholders approved the adoption of the “Catalyst Pharmaceutical Partners, Inc. 2014 Stock Incentive Plan” (the “Plan”). The Plan was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 27, 2014 (filed with the Commission on March 4, 2014). The Plan has now become effective.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2014, the Company held its Annual Meeting of Stockholders at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida. The final voting results on the matters considered at the meeting are as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Patrick J. McEnany	18,682,987	1,843,765	20,600,613
Philip H. Coelho	18,680,828	1,845,924	20,600,613
Hubert E. Huckel	17,533,993	2,992,759	20,600,613
Charles B. O’Keeffe	17,541,286	2,985,466	20,600,613
David S. Tierney	18,680,054	1,846,698	20,600,613

2.	Approval of the Catalyst Pharmaceutical Partners, Inc. 2014 Stock Incentive Plan:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

18,992,413	1,462,051	72,288	20,600,613

3.	Ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstained

39,635,223	1,361,777	130,365

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and Chief Financial Officer

Dated: May 19, 2014

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